                              EXHIBIT 21

                   SUBSIDIARIES OF THE REGISTRANT


                                            State or other
                                            Jurisdiction                       Name under which
Name                                        of Incorporation                   Business is done
--------------------------                  ---------------------              -----------------

JBAK Canton Realty, Inc.                    Massachusetts                      JBAK Canton Realty, Inc.

JBI, Inc.                                   Massachusetts                      JBI, Inc.
                                                                               J. Baker, Inc.
                                                                               Parade of Shoes
                                                                               Shoe Corporation of America


JBI Holding Company, Inc.*                  Delaware                           JBI Holding Company, Inc.


Morse Shoe, Inc.*                           Delaware                           Morse Shoe, Inc.


Spencer Companies, Inc.                     Massachusetts                      Spencer Companies, Inc.


The Casual Male, Inc.                       Massachusetts                      Casual Male Big & Tall

TCM Holding Company, Inc.**                 Delaware                           TCM Holding Company, Inc.

TCMB&T, Inc.                                Massachusetts                      Casual Male Big & Tall

WGS Corp.                                   Massachusetts                      Work 'n Gear




*  Subsidiaries of JBI, Inc.
** Subsidiary of The Casual Male, Inc.